TWO HARBORS INVESTMENT CORP.
ANNOUNCES INITIAL INVESTMENTS AGGREGATING $488 MILLION

NEW YORK, December 11, 2009 - Two Harbors Investment Corp. (“Two Harbors”) (NYSE Amex:  TWO; TWO.WS) announced that as of December 8, 2009, it had completed the purchase of residential mortgage backed securities and related investments with an aggregate initial purchase price value of approximately $488 million, and upon settlement of the aforementioned purchases its debt to equity ratio is expected to be approximately 3.1 to 1.0.  These purchases reflect the deployment of approximately 95% of Two Harbors’ capital available for investment.

“We’re pleased by the progress we’ve made in putting our stockholders’ capital to work since the closing of our merger transaction with Capitol Acquisition Corp. on October 28,” said Tom Siering, Two Harbors’ President and CEO.  “We look forward to continuing to add to our portfolio as and when we find attractive opportunities in our target asset classes.”

Two Harbors has furnished further information using Form 8-K, which includes certain additional information regarding Two Harbors’ investments.

Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that focuses on investing in residential mortgage-backed securities.  Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events.  Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results.  Factors that may cause such differences include, among other things, Two Harbors’ ability to acquire target assets and to achieve its plans and expectations regarding its investment program, Two Harbors’ ability to estimate and achieve expected yields from its assets, Two Harbors’ ability to realize attractive overall returns from its investments, and Two Harbors’ ability to manage and mitigate risks associated with its investment portfolio.

Two Harbors cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (“SEC”).  All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC’s Internet site at http://www.sec.gov or by directing requests to:  Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, MN  55305, telephone 612-238-3300.

Contacts

Media: Patrick Clifford or Pen Pendleton, The Abernathy MacGregor Group, 212-371-5999.

Investors: Anh Huynh, Investor Relations, Two Harbors Investment Corp., 612-238-3348.